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                                                                    exhibit e(1)

                         FORM OF UNDERWRITING AGREEMENT

      THIS AGREEMENT is made as of _____________, 2005 by and between PFPC DISTRIBUTORS, INC., a Massachusetts corporation ("PFPC Distributors"), and CRM MUTUAL FUND TRUST a Delaware statutory trust (the "Fund").

                                   WITNESSETH:

      WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and is currently offering units of beneficial interest (such units of all series are hereinafter called the "Shares"), representing interests in investment series of the Fund identified on Exhibit A hereto (the "Series") which are registered with the Securities and Exchange Commission (the "SEC") pursuant to the Fund's Registration Statement on Form N-1A (the "Registration Statement"); and

      WHEREAS, the Fund wishes to retain PFPC Distributors to serve as distributor for the Series to provide for the sale and distribution of the Shares of the Series identified on Exhibit A and for such additional classes or series as the Fund may issue, and PFPC Distributors wishes to furnish such services.

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.    DEFINITIONS. AS USED IN THIS AGREEMENT:

      (a)   "1933 Act" means the Securities Act of 1933, as amended.

      (b)   "1934 Act" means the Securities Exchange Act of 1934, as amended.

      (c) "Authorized Person" means any officer of the Fund and any other person duly authorized by the Fund's Board of Directors or Trustees to give Oral Instructions and Written Instructions on behalf of the Fund. An Authorized Person's scope of

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            authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

      (d)   "NASD" means the National Association of Securities Dealers, Inc.

      (e) "Oral Instructions" mean oral instructions received by PFPC Distributors from an Authorized Person or from a person reasonably believed by PFPC Distributors to be an Authorized Person. PFPC Distributors may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

      (f) "Registration Statement" means any Registration Statement and any Prospectus and any Statement of Additional Information relating to the Fund filed with the SEC and any amendments or supplements thereto at any time filed with the SEC.

      (g)   "Securities Laws" mean the 1933 Act, the 1934 Act, and the 1940 Act.

      (h) "Written Instructions" mean (i) written instructions signed by an Authorized Person and received by PFPC Distributors or (ii) trade instructions transmitted (and received by PFPC Distributors) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

2. APPOINTMENT. The Fund hereby appoints PFPC Distributors to serve as the distributor of its Shares in accordance with the terms set forth in this Agreement. PFPC Distributors accepts such appointment and agrees to furnish such services. The Fund understands that PFPC Distributors is now, and may in the future be, the distributor of the shares of

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      several investment companies or series (collectively, the "Investment
      Entities"), including Investment Entities having investment objectives similar to those of the Fund. The Fund further understands that investors and potential investors in the Fund may invest in shares of such other Investment Entities. The Fund agrees that PFPC Distributors' duties to such Investment Entities shall not be deemed in conflict with its duties to the Fund under this Agreement.

3. COMPLIANCE WITH RULES AND REGULATIONS. PFPC Distributors undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC Distributors hereunder. Except as specifically set forth herein, PFPC Distributors assumes no responsibility for such compliance by the Fund or any other entity.

4.    INSTRUCTIONS.

      (a) Unless otherwise provided in this Agreement, PFPC Distributors shall act only upon Oral Instructions or Written Instructions.

      (b) PFPC Distributors shall be entitled to rely upon any Oral Instruction or Written Instruction it receives from an Authorized Person (or from a person reasonably believed by PFPC Distributors to be an Authorized Person) pursuant to this Agreement. PFPC Distributors may assume that any Oral Instructions or Written Instructions received hereunder are not in any way inconsistent with the provisions of organizational documents of the Fund or of any vote, resolution or proceeding of the Fund's Board of Trustees or of the Fund's shareholders, unless

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            and until PFPC Distributors receives Written Instructions to the contrary.

      (c) The Fund agrees to forward to PFPC Distributors Written Instructions confirming Oral Instructions so that PFPC Distributors receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC Distributors or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or PFPC Distributors' ability to rely upon such Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC Distributors shall incur no liability to the Fund in acting upon such Oral Instructions or Written Instructions provided that PFPC Distributors' actions comply with the other provisions of this Agreement. If the Written Instructions differ from the Oral Instructions, any actions that PFPC Distributors takes or omits based on the Oral Instructions before PFPC Distributors has a reasonable opportunity to act on the Written Instructions shall be valid and enforceable.

5.    RIGHT TO RECEIVE ADVICE.

      (a) Advice of the Fund. If PFPC Distributors is in doubt as to any action it should or should not take, PFPC Distributors may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

      (b) Advice of Counsel. If PFPC Distributors shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC Distributors may

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            request advice from counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PFPC Distributors, at the option of PFPC Distributors).

      (c) Conflicting Advice. In the event of a conflict between directions or advice or Oral Instructions or Written Instructions PFPC Distributors receives from the Fund, and the advice it receives from counsel, PFPC Distributors may rely upon and follow the advice of counsel. PFPC Distributors shall provide the Fund with prior written notice of its intention to follow advice of counsel that is materially inconsistent with Oral or Written Instructions. PFPC Distributors shall further provide the Fund with a copy of such advice of counsel.

      (d) Protection of PFPC Distributors. PFPC Distributors shall be protected in any action it takes or does not take in reliance upon directions or advice or Oral Instructions or Written Instructions it receives from the Fund or from counsel and which PFPC Distributors believes, acting reasonably, to be consistent with those directions or advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC Distributors (i) to seek such directions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC Distributors' properly taking or not taking such action.

6. RECORDS; VISITS. The books and records pertaining to the Fund, which are in the

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      possession or under the control of PFPC Distributors, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund and Authorized Persons shall have access to such books and records at all times during PFPC Distributors' normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC Distributors to the Fund or to an Authorized Person, at the Fund's expense.

7.    CONFIDENTIALITY.

      (a) Each party shall keep confidential any information relating to the other party's business ("Confidential Information"). Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or PFPC Distributors, their respective subsidiaries and affiliated companies; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or PFPC Distributors a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not

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            patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be Confidential Information and shall not be subject to such confidentiality obligations if it: (a) is already known to the receiving party at the time it is first obtained, and was previously obtained through an unrelated source and not subject to a duty of confidentiality; (b) is or becomes publicly known or available through no wrongful act of the receiving party; (c) is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality; (d) is requested or required to be disclosed by the receiving party pursuant to a court order, subpoena, governmental or regulatory agency request or law (provided the receiving party will provide the other party written notice of the same, to the extent such notice is permitted); (e) is relevant to the defense of any claim or cause of action asserted against the receiving party; (f) release of such information by PFPC Distributors is necessary in connection with the provision of services under this Agreement; or (g) has been or is independently developed or obtained by the receiving party.

      (b) Notwithstanding any provision herein to the contrary, each party hereto agrees that any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act (the "Act"), disclosed by a party hereunder is for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with

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            Regulation S-P and the Act and that it will not disclose any
            Nonpublic Personal Information received in connection with this Agreement to any other party, except to the extent as necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the Act.

8.    COMPENSATION.

      (a) As compensation for services rendered by PFPC Distributors during the term of this Agreement, the Fund will pay to PFPC Distributors a fee or fees as may be agreed to from time to time in writing by the Fund and PFPC Distributors. The Fund acknowledges that PFPC Distributors may receive float benefits and/or investment earnings in connection with maintaining certain accounts required to provide services under this Agreement. (b) The undersigned hereby represents and warrants to PFPC Distributors that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to PFPC Distributors or sponsor to the Fund in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up front payments, signing payments or periodic payments made or to be made by PFPC Distributors to such adviser or sponsor or any affiliate of the Fund relating to this Agreement have been fully disclosed to the Board of Directors or Trustees of the Fund and that, if required by applicable law, such Board of Directors or Trustees has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

9.    INDEMNIFICATION.

                                                                               8
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      (a)   The Fund agrees to indemnify and hold harmless PFPC Distributors and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, reasonable attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) arising directly or indirectly from any action or omission to act which PFPC Distributors takes in connection with the provision of services to the Fund. Notwithstanding the foregoing, neither PFPC Distributors, nor any of its affiliates, nor any of their officers, directors, agents, or employees shall be indemnified against any liability (or any expenses incident to such liability) caused by PFPC
            Distributors' or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement or any material breach by PFPC Distributors of this Agreement or any other agreement between PFPC Distributors and the Fund.

      (b) The Fund agrees to indemnify and hold harmless PFPC Distributors, its officers, directors, and employees, and any person who controls PFPC Distributors within the meaning of Section 15 of the 1933 Act, free and harmless (a) from and against any and all claims, costs, expenses (including reasonable attorneys' fees) losses, damages, charges, payments and liabilities of any sort or kind which PFPC Distributors, its officers, directors, employees or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, arising out of or based upon:
            (i) any untrue statement, or alleged untrue statement, of a material fact contained in the Fund's Registration Statement, Prospectus, Statement of Additional Information, or sales literature (including amendments and supplements thereto), or (ii) any omission, or alleged omission, to state a material fact required to be stated in the Fund's Registration Statement,

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

            Prospectus, Statement of Additional Information or sales literature (including amendments or supplements thereto), necessary to make the statements therein not misleading, provided, however, that insofar as losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished to the Fund by PFPC Distributors or its affiliated persons for use in the Fund's Registration Statement, Prospectus, or Statement of Additional Information or sales literature (including amendments or supplements thereto), such indemnification is not applicable; and (b) from and against any and all such claims, demands, liabilities and expenses (including such costs and counsel fees) which you, your officers and directors, or such controlling person, may incur in connection with this Agreement or PFPC Distributors' performance hereunder (but excluding such claims, demands, liabilities and expenses (including such costs and counsel fees) arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any Registration Statement or any Prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any Registration Statement or any Prospectus or necessary to make the statements in either thereof not misleading), unless such claims, demands,

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            liabilities and expenses (including such costs and counsel fees)
            arise by reason of PFPC Distributors' willful misfeasance, bad faith or negligence in the performance of PFPC Distributors' duties hereunder. The Fund acknowledges and agrees that in the event that PFPC Distributors, at the request of the Fund, is required to give indemnification comparable to that set forth in this paragraph to any broker-dealer selling Shares of the Fund or servicing agent servicing the shareholders of the Fund and such broker-dealer or servicing agent shall make a claim for indemnification against PFPC Distributors, PFPC Distributors shall make a similar claim for indemnification against the Fund.

      (c) PFPC Distributors agrees to indemnify and hold harmless the Fund, its several officers and Board Members and each person, if any, who controls a Series within the meaning of Section 15 of the 1933 Act against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which the Fund, its officers, Board Members or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its officers or Board Members, or any controlling person resulting from such claims or demands arose out of the acquisition of any Shares by any person which may be based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Fund's Registration Statement, Prospectus or Statement of Additional Information (including amendments and supplements thereto), or any omission, or alleged omission, to

                                                                              11
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            state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished or confirmed in writing to the Fund by PFPC Distributors or its affiliated persons (as defined in the 1940 Act). The foregoing rights of indemnification shall be in addition to any other rights to which the Fund or any such person shall be entitled to as a matter of law.

      (d) In any case in which one party hereto (the "Indemnifying Party") may be asked to indemnify or hold the other party hereto (the "Indemnified Party") harmless, the Indemnified Party will notify the Indemnifying Party promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification (an "Indemnification Claim") against the Indemnifying Party, although the failure to do so shall not prevent recovery by the Indemnified Party, and shall keep the Indemnifying Party advised with respect to all developments concerning such situation. The Indemnifying Party shall have the option to defend the Indemnified Party against any Indemnification Claim which may be the subject of this indemnification, and, in the event that the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party, and thereupon the Indemnifying Party shall take over complete defense of the Indemnification Claim and the Indemnified Party shall sustain no further legal or other expenses in respect of such Indemnification Claim. In the event that the Indemnifying Party does not elect to assume the defense of any such suit, or in case the Indemnified Party

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            reasonably does not approve of counsel chosen by the Indemnifying
            Party, or in case there is a conflict of interest between the Indemnifying Party or the Indemnified Party, the Indemnifying Party will reimburse the Indemnified Party for the fees and expenses of any counsel retained by the Indemnified Party. The Fund agrees promptly to notify PFPC Distributors of the commencement of any litigation or proceedings against the Fund or any of its officers or directors in connection with the issue and sale of any Shares. The Indemnified Party will not confess any Indemnification Claim or make any compromise in any case in which the Indemnifying Party will be asked to provide indemnification, except with the Indemnifying Party's prior written consent.

10.   RESPONSIBILITY OF PFPC DISTRIBUTORS.

      (a) PFPC Distributors shall be under no duty to take any action hereunder on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PFPC Distributors and the Fund in a written amendment hereto. PFPC Distributors shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. PFPC Distributors shall be liable only for any damages arising out of PFPC Distributors' failure to perform its duties under this Agreement to the extent such damages arise out of PFPC Distributors' willful misfeasance, bad faith, negligence or reckless disregard of such duties or any material breach by PFPC Distributors of this Agreement.

      (b) Without limiting the generality of the foregoing or of any other provision of this

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            Agreement, (i) PFPC Distributors shall not be liable for losses beyond its control, including, without limitation, delays or errors or loss of data occurring by reason of circumstances beyond PFPC Distributors' control, provided that PFPC Distributors has acted in accordance with the standard set forth in Section 10(a) above; and
            (ii) PFPC Distributors shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC Distributors reasonably believes to be genuine.

      (c) Notwithstanding anything in this Agreement to the contrary, neither PFPC Distributors nor its affiliates shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by PFPC Distributors or its affiliates.

      (e) Each party shall have a duty to mitigate damages for which the other party may become responsible.

      (f) Notwithstanding anything in this Agreement to the contrary, PFPC shall have no liability either for any error or omission of any of its predecessors as servicer on behalf of the Fund or for any failure to discover any such error or omission.

      (g) The provisions of this Section 10 shall survive termination of this Agreement.

11.   DUTIES AND OBLIGATIONS OF THE FUND.

      (a) The Fund represents to PFPC Distributors that all Registration Statements and Prospectuses filed by the Fund with the SEC under the 1933 Act with respect to

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            the Shares have been prepared in conformity with the requirements of the 1933 Act and the rules and regulations of the SEC thereunder. Except as to information included in the Registration Statement in reliance upon information provided to the Fund by PFPC Distributors or any affiliate of PFPC Distributors expressly for use in the Registration Statement, the Fund represents and warrants to PFPC Distributors that any Registration Statement, when such Registration Statement becomes effective, will contain statements required to be stated therein in conformity with the 1933 Act and the rules and regulations of the SEC; that all statements of fact contained in any such Registration Statement will be true and correct when such Registration Statement becomes effective; and that no Registration Statement when such Registration Statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. PFPC Distributors may but shall not be obligated to propose from time to time such amendment or amendments to any Registration Statement and such supplement or supplements to any Prospectus as, in the light of future developments, may, in the opinion of the PFPC Distributors' counsel, be necessary or advisable. PFPC Distributors shall promptly notify the Fund of any advice given to it by its counsel regarding the necessity or advisability of amending or supplementing such Registration Statement. If the Fund shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Fund of a written request from

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            PFPC Distributors to do so, PFPC Distributors may, at its option, terminate this Agreement. The Fund shall not file any amendment to any Registration Statement or supplement to any Prospectus without giving PFPC Distributors reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Fund's right to file at any time such amendments to any Registration Statements and/or supplements to any Prospectus, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional. The Fund authorizes PFPC Distributors to use any Prospectus or Statement of Additional Information in the form furnished from time to time in connection with the sale of the Shares.

      (b) The Fund represents and warrants to PFPC Distributors that the Fund is a series of investment company registered under the 1940 Act and the Shares sold by each Series are, and will be, registered under the 1933 Act.

      (c) The net asset value of the Shares shall be determined in the manner provided in the then current Prospectus and Statement of Additional Information relating to the Shares, and when determined shall be applicable to all transactions as provided in the Prospectus. The net asset value of the Shares shall be calculated by the Fund or by another entity on behalf of the Fund. PFPC Distributors shall have no duty to inquire into, or liability for, the accuracy of the net asset value per Share as calculated.

      (d) Whenever in its judgment such action is warranted by unusual market, economic or political conditions or abnormal circumstances of any kind, the Fund may decline to accept any orders for, or make any sales of, the Shares until such time as the Fund deems it advisable to accept such orders and to make such sales, and the Fund advises PFPC Distributors promptly of such determination.

      (e) The Fund agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as PFPC Distributors may designate. The Fund shall notify PFPC Distributors in writing of the states in which the Shares may be sold and shall notify PFPC Distributors in writing of any changes to the information contained in the previous notification.

12.   DUTIES AND OBLIGATIONS OF PFPC DISTRIBUTORS.

      (a) PFPC Distributors will act on behalf of the Fund for the distribution of the Shares covered by the Registration Statement under the 1933 Act and provide the distribution services outlined below and as follows: (i) preparation and execution of sales or servicing agreements, (ii) literature review, recommendations and submission to the NASD, (iii) maintenance of NASD licenses of registered representatives of Cramer Rosenthal McGlynn LLC in connection with the sale of Fund shares in accordance with NASD rules and regulations. PFPC Distributors shall have the right, in its sole discretion, to refuse to license, or maintain the license of, any individual as its representative.

      (b) PFPC Distributors agrees to use efforts deemed appropriate by PFPC Distributors to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation. To the extent that PFPC Distributors receives fees under any plan adopted by the Fund pursuant to Rule 12b-1 under the 1940 Act, PFPC Distributors agrees to furnish and/or enter into arrangements with others for the furnishing of marketing or sales services with respect to the Shares as may be required pursuant to such plan. To the extent that PFPC Distributors receives shareholder services fees under any shareholder services plan adopted by the Fund, PFPC Distributors agrees to furnish and/or enter into arrangements with others for the furnishing of, personal and/or account maintenance services with respect to the relevant shareholders of the Fund as may be required pursuant to such plan. It is contemplated that PFPC Distributors will enter into sales or servicing agreements with securities dealers, financial institutions and other industry professionals, such as investment advisers, accountants and estate planning firms. PFPC Distributors will require each dealer with whom PFPC Distributors has a selling agreement to conform to the applicable provisions of the Prospectus, with respect to the public offering price of the Shares, and PFPC Distributors shall not cause the Fund to withhold the placing of purchase orders so as to make a profit thereby.

      (c) PFPC Distributors shall not utilize any materials in connection with the sale or offering of Shares except the Fund's Prospectus and Statement of Additional Information and such other materials as the Fund shall provide or approve. The Fund agrees to furnish PFPC Distributors with sufficient copies of any and all: agreements, plans, communications with the public or other materials which the Fund intends to use in connection any sales of Shares, in adequate time for PFPC

            Distributors to file and clear such materials with the proper authorities before they are put in use. PFPC Distributors and the Fund may agree that any such material does not need to be filed subsequent to distribution. In addition, the Fund agrees not to use any such materials until so filed and cleared for use, if required, by appropriate authorities as well as by PFPC Distributors.

      (d) PFPC Distributors will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent for the Fund. PFPC Distributors will have no liability for payment for the purchase of Shares sold pursuant to this Agreement or with respect to redemptions or repurchases of Shares.

      (e) No Shares shall be offered by either PFPC Distributors or the Fund under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Fund if and so long as effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current Prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph shall in any way restrict or have any application to or bearing upon the Fund's obligation to redeem Shares tendered for redemption by any shareholder in accordance with the provisions of the Fund's Registration Statement, Articles of Incorporation, or bylaws.

13. DURATION AND TERMINATION. This Agreement shall become effective on the date first written above and, unless sooner terminated as provided herein, shall continue for an initial one-year term and thereafter shall be renewed for successive two-year terms, provided such continuance is specifically approved at least annually by (i) the Fund's Board of Directors or (ii) by a vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by a majority of the Board Members who are not parties to this Agreement and who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on at least sixty days' written notice, by the Fund's Board of Directors, by vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Fund, or by PFPC Distributors. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder). In the event the Fund gives notice of termination, all expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor transfer agent or other service provider, and all trailing expenses incurred by PFPC Distributors, will be borne by the Fund.

14. NOTICES. Notices shall be addressed (a) if to PFPC Distributors, at 301 Bellevue Parkway, Wilmington, Delaware 19809, Attention: President (or such other address as PFPC may inform the Fund in writing); (b) if to the Fund, at 520 Madison Avenue, New York, New York 10022 Attention: Carlos Leal; or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

15. AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

16. NON-SOLICITATION. During the term of this Agreement and for a period of one year afterward, the Fund shall not recruit, solicit, employ or engage, for the Fund or any other person, any of PFPC Distributors' employees.

17. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

19.   MISCELLANEOUS.

      (a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

      (b) No Changes that Materially Affect Obligations. Notwithstanding anything in this

            Agreement to the contrary, the Fund agrees not to make any modifications to its registration statement or adopt any policies which would affect materially the obligations or responsibilities of PFPC Distributors hereunder without the prior written approval of PFPC Distributors, which approval shall not be unreasonably withheld or delayed.

      (c) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

      (d) Information. The Fund will provide such information and documentation as PFPC Distributor may reasonably request in connection with services provided by PFPC Distributor to the Fund.

      (e) Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

      (f) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      (g) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      (h) No Representations or Warranties. Except as expressly provided in this Agreement, PFPC Distributors hereby disclaims all representations and warranties, express or implied, made to the Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. PFPC Distributors disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

      (i) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

      (j) The Fund and PFPC agree that the obligations of the Fund under the Agreement shall not be binding upon any of the trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Fund individually, but are binding only upon the assets and property of the Fund (or applicable series thereof), as provided in the Declaration of Trust. The execution and delivery of this Agreement have been authorized by the trustees of the Fund, and signed by an authorized officer of the Fund, acting as such, and neither such authorization by such trustees nor such execution and delivery by such officers shall be deemed to have been made by any of them or any shareholder of the Fund individually or to impose any liability on any of them or any shareholder of the Fund personally, but shall bind only the assets and property of the Fund (or applicable series thereof), as provided in the Declaration of Trust.

      (k) Customer Identification Program Notice. To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Consistent with this requirement, PFPC Distributors will request (or already has requested) the Fund's name, address and taxpayer identification number or other government-issued identification number, and, if such party is a natural person, that party's date of birth. PFPC Distributor may also ask (and may have already asked) for additional identifying information, and PFPC Distributor may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                                PFPC DISTRIBUTORS, INC.

                                                By: ___________________________

                                                Title: ________________________

                                                CRM MUTUAL FUND TRUST

                                                By:  Ronald H. McGlynn

                                                Title: CEO

                                    EXHIBIT A

      THIS EXHIBIT A, dated as of ___________________, 2005, is Exhibit A to that certain Underwriting Agreement dated as of ____________________, 2005, between PFPC Distributors, Inc. and CRM Mutual Fund Trust.

                                     SERIES

                                 Small Cap Value
             (Investor Class and Institutional Class share classes)

                                  Mid Cap Value
             (Investor Class and Institutional Class share classes)

                                 Large Cap Value
             (Investor Class and Institutional Class share classes)

                               Small/Mid Cap Value
             (Investor Class and Institutional Class share classes)